                                                                                                                                                                                                                     EXHIBIT 99.1

July 31, 2007

To all Oak Hill Financial Employees:

We extend a warm welcome to the employees of Oak Hill Financial.

The recent announcement of the Agreement and Plan of Merger providing for the merger of Oak Hill with and into WesBanco marks a defining event in the histories of two well respected and long-established financial institutions. Together we will form a $5 billion financial services organization with an additional $3 billion in trust assets capable of operating at a new level of service and profitability. As we move toward the transition from Oak Hill to WesBanco, WesBanco management and employees will communicate and work together to ensure that we establish a good working relationship between the employees of our companies.

We believe that banking is a business of relationships – relationships grounded in trust.  At WesBanco, we build relationships with our customers through our dedicated staff of community minded professionals and leverage our financial strength to serve their personal, financial and business needs. We recognize that the same philosophy applies at Oak Hill, making the combination of our two organizations indeed a formidable one.

Established in 1870, WesBanco is a member of the Nasdaq Financial 100 – a testament to our solid financial performance. In addition to traditional banking services, WesBanco also operates an insurance company, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc. that also operates Mountaineer Securities, WesBanco’s discount brokerage service and offers a full range of Trust and Investment services.

We believe our financial strength plus our dedication to service will give you confidence as you deal with your customers, knowing that we are committed to your communities and your personal wellbeing. We will deliver the resources you need to provide your customers with the service and satisfaction that they demand.

It is a pleasure to send you an early welcome to WesBanco. Please review the WesBanco video that we have prepared to provide you an introduction to WesBanco.   You can view this video by going to http://www.wesbanco.com/website/Documents/WesBancoV3.wmv  or http://www.wesbanco.com and go to Career Opportunities, Why Choose WesBanco-click to view Employee Orientation Video.

Sincerely,

                                                                                                                                                                                                                                                           WesBanco, Inc.
Paul M. Limbert                                                                                                                                                                                                                                1 Bank Plaza
President and C.E.O.                                                                                                                                                                                                                       Wheeling, WV 26003-3562
                                                                                                                                                                                             (304) 234-9000
                                                                                                                                                                                                                                                            Fax: (304) 234-9450

Additional Information

Shareholders of WesBanco and Oak Hill and other interested parties are urged to read the joint proxy statements/prospectus that will be included in the Form S-4 registration statement that WesBanco will file with the SEC in connection with the merger because it will contain important information about WesBanco, Oak Hill, the merger and other related matters. A proxy statement/prospectus will be mailed to shareholders of WesBanco and Oak Hill prior to their respective shareholder meetings, which have not yet been scheduled. In addition, when the registration statement, which will include the joint proxy statements/prospectus and other related documents, is filed by WesBanco with the SEC, it may be obtained for free at the SEC’s website at http://www.sec.gov, on the NASDAQ website at http://www.nasdaq.com and from either the WesBanco or Oak Hill websites at http://www.wesbanco.com or at http://www.oakf.com.

Any questions should be directed to Paul M. Limbert, Chief Executive Officer (304) 234-9206, James C. Gardill, Chairman (304) 234-9216 or Robert H. Young, Chief Financial Officer (304) 234-9447 of WesBanco or John D. Kidd, Chairman, or Ralph E. Coffman, Jr., President & CEO (740) 286-3283 of Oak Hill.

WesBanco, Oak Hill and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies in connection with the merger. Information about the directors and executive officers of WesBanco and Oak Hill and information about any other persons who may be deemed participants in this transaction will be included in the proxy statement/prospectus. You can find information about WesBanco’s directors and executive officers in the proxy statement for WesBanco’s annual meeting of stockholders filed with the SEC on March 16, 2007. You can find information about Oak Hill’s directors and executive officers in the proxy statement for Oak Hill’s annual meeting of shareholders filed with the SEC on March 20, 2007. You can obtain free copies of these documents from the SEC, WesBanco or Oak Hill using the contact information above.